Exhibit 3.1

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “XOMA CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 2016, AT 8:02 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5039102 8100	Authentication: 203166100
SR# 20166220212	Date: 10-17-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations
Delivered 08:02 AM. 10/17/2016	CERTIFICATE OF AMENDMENT TO THE
FILED 08:02 AM 10/17/2016	AMENDED CERTIFICATE OF INCORPORATION OF
SR 20166220212 - FileNumber 5039102	XOMA CORPORATION

XOMA Corporation (the "Company"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1.                   That the Company was incorporated under the name XOMA Corporation, pursuant to an original Certificate oflncorporation filed with the Secretary of State of the State of Delaware on December 23, 2011, which became effective on December 31, 2011 (the "Certificate oflncorporation"). A Certificate of Domestication was filed with the Secretary of State on December 23, 2011, which became effective on December 31, 2011. A Certificate of Amendment of Certificate oflncorporation was filed with the Secretary of State on May 25, 2012 and a Certificate of Amendment to the Amended Certificate of Incorporation was filed with the Secretary of State on May 27, 2014.

2.                  That the Board of Directors duly adopted a resolution proposing to amend the Certificate of Incorporation, declaring said amendment to be advisable and directing that the amendment proposed be considered at a special meeting of the stockholders.

3.                  That thereafter a Special Meeting of Stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment of the Certificate oflncorporation.

4.                   That, accordingly,the first paragraph of Article FOURTH is hereby amended and restated in its entirety to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is 278,333,332, of which 277,333,332 shares with a par value of $0.0075 per share shall be designated as common stock ("Common Stock") and 1,000,000 shares with par value $0.05 per share shall be designated as preferred stock ("Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended Certificate oflncorporation is filed with the Secretary of State of the State of Delaware, each twenty (20) shares of Common Stock, par value $0.0075 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0075 per share; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the average closing sale price of shares of Common Stock for the 10 trading days immediately prior to the date this Certificate of Amendment of Amended Certificate oflncorporation is filed with the Secretary of State of the State of Delaware (calculated on a post-reverse split basis) or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported on the NASDAQ Global Market."

5.                   That said amendment of the Certificate oflncorporation was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Certificate oflncorporation to be executed by a duly authorized officer thereof on this 14th day of October 2016.

XOMA CORPORATION

By:	/s/ John Varian
Name: John Varian
Title: Chief Executive Officer